AMERIGROUP’s Carlson Assumes Post Of President and Chief Executive Officer

Zoretic Named Chief Operating Officer

VIRGINIA BEACH, Va. (Sep. 4, 2007) – James G. Carlson, who was appointed President and Chief Executive Officer of AMERIGROUP Corporation (NYSE: AGP) effective September 1, today announced that Richard C. Zoretic has been elevated to Chief Operating Officer.

Carlson also said that six AMERIGROUP Executive Vice Presidents who, along with Zoretic and Chief Financial Officer James W. Truess, make up the Company’s Executive Committee will continue in their positions.

“One of the most critical factors for successful growth-oriented companies is the quality of its management team. I am proud to lead a team at AMERIGROUP that I believe is distinguished within our industry for its depth, performance and experience,” Carlson said. “Over the past four years, Dick Zoretic has excelled at managing AMERIGROUP’s health plan operations, and his expanded role will enable us to continue building an operational platform that supports our future growth.”

Carlson, who previously served as AMERIGROUP’s President and Chief Operating Officer, succeeds Jeffrey L. McWaters, AMERIGROUP’s founder, who will remain as Chairman of the Board of Directors. Zoretic joined AMERIGROUP four years ago and most recently served as Executive Vice President, Health Plan Operations.

Zoretic brings more than 25 years of management experience in healthcare and insurance to the position of Chief Operating Officer. He joined AMERIGROUP from CIGNA Dental Health, a national dental benefits provider with 12 million members, where he served as Senior Vice President, Network Operations and Distribution. From 1994 to 2000, Zoretic served in a variety of leadership positions at United Healthcare, including Regional Operating President of United’s Mid-Atlantic operations and Senior Vice President of Corporate Sales and Marketing. Additionally, as President of the company’s Middle Market Business segment, he had responsibility for United’s largest commercial market segment, overseeing sales, marketing, underwriting, product development and customer service. He began his career in 1980 with MetLife’s Group Life & Health operations and has also served as a consultant in Deloitte Consulting’s healthcare practice, with clients including Aetna, Kaiser, Anthem and several Blue Cross and Blue Shield organizations. He joined AMERIGROUP in 2003 as Senior Vice President and Chief Marketing Officer. Zoretic earned a degree in finance at Pennsylvania State University.

As Chief Operating Officer, Zoretic will oversee AMERIGROUP’s health plans in 10 states. Four regional CEOs responsible for those plans will report to him. Those CEOs are Peter Haytaian, CEO, Northeastern Region; Julie Locke, CEO, Mid-Atlantic Region; Aileen McCormick, CEO, Southwestern Region; and Brian Shipp, CEO, Southeastern Region. In addition, the Company’s Healthcare Management Services, Healthcare Delivery Systems and Medical Finance operations will report to him.

Carlson also announced that, along with Zoretic and Truess, six current members of AMERIGROUP’s Executive Committee will continue to report to him. They are Stanley F. Baldwin, Executive Vice President, General Counsel and Secretary; Catherine S. Callahan, Executive Vice President, Associate Services; Nancy L. Grden, Executive Vice President and Chief Marketing Officer; William T. Keena, Executive Vice President, Support Operations; John E. Littel, Executive Vice President, External Relations; and, Leon A. Root, Jr., Executive Vice President and Chief Information Officer. Ms. Callahan, who had previously planned a summer 2007 retirement, has agreed to remain in her position until the second quarter of 2008.

About AMERIGROUP Corporation

AMERIGROUP Corporation, headquartered in Virginia Beach, Virginia, improves healthcare access and quality for low-income Americans by developing innovative managed health services for the public sector. Through its subsidiaries, AMERIGROUP Corporation serves more than 1.5 million people in the District of Columbia, Florida, Georgia, Maryland, New Jersey, New York, Ohio, Tennessee, Texas and Virginia. For more information, visit www.amerigroupcorp.com.